Exhibit 99.1
Harmonic Announces Second Quarter Results
Strong Sequential Revenue Growth; Maintaining Technology Leadership
SUNNYVALE, Calif.— July 30, 2009—Harmonic Inc. (NASDAQ: HLIT), a leading provider of broadcast and on-demand video delivery solutions, today announced its preliminary and unaudited results for the quarter ended July 3, 2009.
For the second quarter of 2009, the Company reported net sales of $81.3 million, compared to $89.3 million in the second quarter of 2008 and $67.8 million for the first quarter of 2009. For the first six months of 2009, net sales were $149.0 million, compared to $176.6 million in the same period of 2008.
The Company had strong sequential growth in quarterly sales and bookings, particularly in domestic markets, although lower year-over-year sales continued to reflect relative weakness in global customer spending. Domestic sales represented 57% of revenue for the second quarter of 2009, compared to 47% in the first quarter of 2009. Bookings for the second quarter were approximately $81.3 million, up from $56.6 million in the previous quarter.
The Company reported a GAAP net loss for the second quarter of 2009 of $7.9 million, or $0.08 per diluted share, compared to net income of $25.5 million, or $0.27 per diluted share, for the same period of 2008. GAAP results for the second quarter of 2009 include charges for restructuring and excess facilities related to the recent acquisition of Scopus Video Networks Limited. Excluding these charges and non-cash accounting charges for purchase accounting adjustments to inventory, stock-based compensation expense, the amortization of intangibles and certain tax adjustments, the non-GAAP net income for the second quarter of 2009 was $3.1 million, or $0.03 per diluted share, compared to $15.0 million, or $0.16 per diluted share, for the same period of 2008. See “Use of Non-GAAP Financial Measures” and “GAAP to non-GAAP Reconciliation” below.
As of July 3, 2009, the Company had cash, cash equivalents and short-term investments of $252.8 million, compared to $261.8 million as of April 3, 2009.
In the second quarter of 2009, Harmonic recognized approximately $4.6 million of revenue related to the installation and deployment of a video headend project begun in 2008. While this project represented a significant competitive and technological achievement, it generated no gross profit, and reduced the Company’s GAAP and non-GAAP gross margins for the second quarter by approximately 2.5%.
“We’re pleased with our sequential growth in net sales and bookings and our continued execution in managing operating expenses,” said Patrick Harshman, President and Chief Executive Officer. “Although we continue to see softness in global customer spending compared to last year, our customers are responding well to our new products and solutions and we remain confident in our long-term growth prospects.”
Business Outlook
Harmonic anticipates that net sales for the third quarter of 2009 will be in a range of $82.0 to $88.0 million. GAAP gross margins and operating expenses are expected to be in a range of 43% to 45% and $37.5 to $38.5 million, respectively. Non-GAAP gross margins and operating expenses for the third quarter, which exclude charges for stock-based compensation, the amortization of intangibles and additional charges related to the continuing integration of Scopus, are anticipated to be in a range of 48% to 50% and $33.0 to $34.0 million, respectively.
Conference Call Information
Harmonic will host a conference call today to discuss its financial results at 2:00 p.m. Pacific (5:00 p.m. Eastern). A broadcast of the conference call can be accessed on the Company’s website at www.harmonicinc.com or by calling +1.706.634.9047 (conference identification code 18003910). The replay will be available after 6:00 p.m. Pacific at the same website address or by calling +1.706.645.9291 (conference identification code 18003910).

About Harmonic Inc.
Harmonic Inc. is a leading provider of versatile and high performance video solutions that enable service providers to efficiently deliver the next generation of broadcast and on-demand video services, including high definition, video-on-demand, network personal video recording and time-shifted TV. Cable, satellite, broadcast and telecom service providers can utilize Harmonic’s digital video, broadband optical access and software solutions to offer consumers a compelling and personalized viewing experience.
Harmonic (NASDAQ: HLIT) is headquartered in Sunnyvale, California with R&D, sales and system integration centers worldwide. The Company’s customers, including many of the world’s largest communications providers, deliver services in virtually every country. Visit www.harmonicinc.com for more information.
Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to: our expectations regarding our final results for the second quarter ended July 3, 2009; our belief that our customers are responding well to our new products and solutions, our confidence in our long-term growth prospects, and our expectations regarding net sales, GAAP gross margins, GAAP operating expenses, non-GAAP gross margins and non-GAAP operating expenses for the third quarter of 2009. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility that we will not be able to integrate Scopus into our business as effectively or efficiently as expected; the possibility that Scopus does not provide Harmonic with the benefits and synergies that we currently expect from the acquisition; the possibility that the trends toward more high-definition, on-demand and anytime, anywhere video will not continue to develop at its current pace, or at all; the possibility that our products will not generate sales that are commensurate with our expectations; the mix of products sold and the effect it has on gross margins; delays or decreases in capital spending in the cable, satellite and telco industries; customer concentration and consolidation; general economic conditions, including the impact of recent turmoil in the global financial markets; market acceptance of new or existing Harmonic products; losses of one or more key customers; risks associated with Harmonic’s international operations; inventory management; the effect of competition; difficulties associated with rapid technological changes in Harmonic’s markets; the need to introduce new and enhanced products and the risk that our product development is not timely or does not result in expected benefits or market acceptance; risks associated with a cyclical and unpredictable sales cycle; and risks that our international sales and support center will not provide the operational or tax benefits that we anticipate or that expenses exceed our plans. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Harmonic’s filings with the Securities and Exchange Commission, including our annual report filed on Form 10-K for the year ended December 31, 2008, our quarterly report on Form 10-Q for the quarter ended April 3, 2009 and our current reports on Form 8-K. The forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Harmonic disclaims any obligation to update any forward-looking statements.
EDITOR’S NOTE – Product and company names used herein are trademarks or registered trademarks of their respective owners.

Harmonic Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	July 3, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$125,677	$179,891
Short-term investments	127,145	147,272
Accounts receivable, net	64,503	63,923
Inventories	34,363	26,875
Deferred income taxes	36,384	36,384
Prepaid expenses and other current assets	16,164	15,985

Total current assets	404,236	470,330

Property and equipment, net	19,759	15,428

Goodwill, intangibles and other assets	114,042	78,605

	$538,037	$564,363

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	13,910	13,366
Income taxes payable	4,926	1,434
Deferred revenue	30,834	29,909
Accrued liabilities	38,744	50,490

Total current liabilities	88,414	95,199

Accrued excess facilities costs, long-term	1,906	4,953
Income taxes payable, long-term	42,558	41,555
Other non-current liabilities	5,407	8,339

Total liabilities	138,285	150,046

Stockholders’ equity:
Common stock	2,274,333	2,263,331
Accumulated deficit	(1,875,157)	(1,848,394)
Accumulated other comprehensive income (loss)	576	(620)

Total stockholders’ equity	399,752	414,317

	$538,037	$564,363

Harmonic Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 3, 2009	June 27, 2008	July 3, 2009	June 27, 2008

Net sales	$81,293	$89,340	$149,049	$176,617

Cost of sales	47,746	46,488	90,117	91,486

Gross profit	33,547	42,852	58,932	85,131

Operating expenses:
Research and development	15,450	13,347	29,946	26,540
Selling, general and administrative	20,735	20,022	42,026	37,470
Amortization of intangibles	1,534	160	1,922	320

Total operating expenses	37,719	33,529	73,894	64,330

Income (loss) from operations	(4,172)	9,323	(14,962)	20,801

Interest and other income, net	635	1,887	1,499	4,690

Income (loss) before income taxes	(3,537)	11,210	(13,463)	25,491

Provision for (benefit from) income taxes	4,382	(14,254)	13,300	(13,327)

Net income (loss)	$(7,919)	$25,464	$(26,763)	$38,818

Net income (loss) per share
Basic	$(0.08)	$0.27	$(0.28)	$0.41

Diluted	$(0.08)	$0.27	$(0.28)	$0.41

Shares used to compute net income (loss) per share:
Basic	95,703	94,229	95,563	94,143

Diluted	95,703	95,198	95,563	95,128

Harmonic Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended
	July 3, 2009	June 27, 2008
Cash flows from operating activities:
Net income (loss)	$(26,763)	$38,818
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Amortization of intangibles	5,645	3,204
Depreciation	4,090	3,467
Stock-based compensation	4,943	3,250
Excess tax benefits from stock-based compensation	–	(2,033)
Loss on disposal of fixed assets	187	9
Deferred income taxes	–	(15,098)
Other non-cash adjustments, net	1,358	(1,274)
Changes in assets and liabilities:
Accounts receivable	5,573	10,029
Inventories	8,415	2,133
Prepaid expenses and other assets	8,419	2,816
Accounts payable	(2,419)	(9,358)
Deferred revenue	274	(13,246)
Income taxes payable	4,200	850
Accrued excess facilities costs	(2,806)	(3,171)
Accrued and other liabilities	(24,237)	(3,777)

Net cash provided by (used in) operating activities	(13,121)	16,619

Cash flows from investing activities:
Purchases of investments	(70,221)	(53,439)
Proceeds from sale of investments	92,079	80,545
Acquisition of property and equipment, net	(3,775)	(4,075)
Acquisition of Scopus	(63,053)	–
Acquisition of Rhozet	(453)	(2,828)

Net cash provided by (used in) investing activities	(45,423)	20,203

Cash flows from financing activities:
Proceeds from issuance of common stock, net	4,185	4,856
Excess tax benefits from stock-based compensation	–	2,033

Net cash provided by financing activities	4,185	6,889

Effect of exchange rate changes on cash and cash equivalents	145	(48)

Net increase (decrease) in cash and cash equivalents	(54,214)	43,663
Cash and cash equivalents at beginning of period	179,891	129,005

Cash and cash equivalents at end of period	$125,677	$172,668

Harmonic Inc.
Revenue Information
(In thousands)
(Unaudited)

	Three Months Ended				Six Months Ended
	July 3,		June 27,		July 3,		June 27,
	2009		2008		2009		2008

Product
Video Processing	$31,711	39%	$34,082	38%	$62,232	42%	$68,868	39%
Edge & Access	32,216	40%	41,498	47%	55,769	37%	81,163	46%
Software, Services and Other	17,366	21%	13,760	15%	31,048	21%	26,586	15%

Total	$81,293	100%	$89,340	100%	$149,049	100%	$176,617	100%

Geography
United States	$46,532	57%	$44,304	50%	$78,650	53%	$97,897	55%
International	34,761	43%	45,036	50%	70,399	47%	78,720	45%

Total	$81,293	100%	$89,340	100%	$149,049	100%	$176,617	100%

Market
Cable	$53,645	66%	$56,954	64%	$91,859	62%	$108,520	61%
Satellite	11,006	14%	12,018	13%	26,804	18%	33,554	19%
Telco & Other	16,642	20%	20,368	23%	30,386	20%	34,543	20%

Total	$81,293	100%	$89,340	100%	$149,049	100%	$176,617	100%

Use of Non-GAAP Financial Measures
In establishing operating budgets, managing its business performance, and setting internal measurement targets, the Company excludes a number of items required by GAAP. Management believes that these accounting charges and credits, which are non-cash or non-recurring in nature, are not useful in managing its operations and business. Historically, the Company has also publicly presented these supplemental non-GAAP measures in order to assist the investment community to see the Company “through the eyes of management,” and thereby enhance understanding of its operating performance. The non-GAAP financial measures presented here are gross margin, operating expense, net income and net income per share. The presentation of non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP and is not necessarily comparable to non-GAAP results published by other companies. A reconciliation of the historical non-GAAP financial measures discussed in this press release to the most directly comparable historical GAAP financial measures is included with the financial statements contained in this press release. The non-GAAP adjustments described below have historically been excluded from our non-GAAP financial measures. These adjustments, and the basis for excluding them, are:
•	Restructuring Activities
–	Severance Costs

The Company has incurred severance costs in cost of sales and in operating expenses in connection with the integration of its acquisition of Scopus in March 2009, as well as other severance costs related to headcount reduction actions in response to the global economic slowdown. The Company excludes one-time costs of this nature in evaluating its ongoing operational performance. We believe that these costs do not reflect expected future expenses nor does their inclusion in calculating our results of operations provide a meaningful comparison of current versus prior operating results.

–	Excess Facilities

The Company has incurred excess facilities charges and credits in operating expenses due to adjustments related to vacating portions of its Sunnyvale campus and estimating income from subleases of buildings. Similar facilities charges have been incurred in connection with vacating certain buildings leased by Scopus which are no longer required. The Company excludes one-time charges and credits of this nature in evaluating its ongoing operational performance. We believe that these charges and credits do not reflect expected future expenses nor does their inclusion in calculating our results of operations provide a meaningful comparison of current versus prior operating results.

–	Product Discontinuance

In connection with the rationalization of product lines following the acquisition of Scopus, the Company recorded charges for excess inventory in connection with products which have been discontinued or which are excess to requirements as they are expected to be sold on a very limited basis. The Company excludes one-time costs of this nature in evaluating its ongoing operational performance. We believe that these costs do not reflect expected future expenses nor do they provide a meaningful comparison of current versus prior operating results.

•	Acquisition Fees and Expenses

In accordance with the requirements of FAS141R, which the Company adopted on January 1, 2009, fees and expenses paid to professional advisers in connection with the acquisition of Scopus in March 2009 have been expensed. These acquisition-related costs are of a one-time nature and the Company excludes costs of this nature in evaluating its ongoing operational performance. We believe that these costs do not reflect expected future expenses nor does their inclusion in calculating our results of operations provide a meaningful comparison of current versus prior operating results.

•	Non-Cash Items
–	Stock-Based Compensation Expense

The Company has incurred stock-based compensation expense in cost of sales and operating expenses as required under FAS 123R. The Company excludes stock-based compensation expense because it believes that this measure is not relevant in evaluating its core operating performance, either for internal measurement purposes or for period-to-period comparisons and benchmarking against other companies.

–	Amortization of Intangibles

The Company has incurred a charge for amortization of intangibles related to acquisitions made by the Company. The Company excludes these items when it evaluates its core operating performance. We believe that eliminating these expenses is useful to investors when comparing historical and prospective results and comparing such results to other companies because these expenses will vary if and when the Company makes additional acquisitions.

–	Purchase Accounting Fair Value Adjustments Related to Inventory

The Company has incurred a charge related to the fair value write-up of acquired inventory sold. GAAP purchase accounting rules require that inventory we acquired in connection with the acquisition of Scopus be written-up to estimated fair market value. Management believes that the charge arising from the fair value write-up of acquired inventory sold does not reflect the actual inventory costs incurred by Scopus prior to the acquisition and does not reflect expected future inventory costs nor does the inclusion of this information in calculating our results of operations provide a meaningful comparison of current versus prior operating results.

–	Provision/Benefit for Income Taxes

The Company has reversed a valuation allowance against certain deferred tax assets, resulting in a credit to its provision for income taxes. The Company has excluded the discrete benefit from this reversal from its calculation of the Company’s non-GAAP net income because it believes that it is of a one-time nature and does not reflect future expected tax provisions nor does the inclusion of this information in calculating our net income provide a meaningful comparison of current versus prior net income.

Additionally, in 2009, the Company has assumed an effective tax rate of 35% for non-GAAP purposes because management believes that the 35% effective tax rate is reflective of a current normalized tax rate for Harmonic and its consolidated subsidiaries on a global basis. Management believes that this rate i) more appropriately reflect a provision for income taxes based on computed and expected amounts of non-GAAP pre-tax income, and ii) excludes the impact of certain discrete events which can cause quarterly tax provisions to be volatile. Certain discrete items are required by GAAP to be recorded in the current period but do not reflect future expected tax provisions or effective rates nor does the inclusion of this information in calculating our net income provide a meaningful comparison of current versus prior net income.

Harmonic Inc.
GAAP to Non-GAAP Income (Loss) Reconciliation
(Unaudited)

	Three Months Ended July 3, 2009			Three Months Ended June 27, 2008
		Operating	Net Income		Operating	Net Income
(In thousands)	Gross Margin	Expense	(loss)	Gross Margin	Expense	(loss)

GAAP	$33,547	$37,719	$(7,919)	$42,852	$33,529	$25,464
Cost of sales related to severance costs	146		146
Purchase accounting fair value adjustments related to inventory	624		624
Cost of sales related to stock based compensation expense	373		373	267		267
Research and development expense related to restructuring costs		(131)	131
Research and development expense related to stock based compensation expense		(929)	929		(682)	682
Selling, general and administrative expense related to stock based compensation expense		(1,267)	1,267		(782)	782
Selling, general and administrative expense related to excess facilities expense		(358)	358		(1,360)	1,360
Selling, general and administrative expense related to restructuring costs		(756)	756
Amortization of intangibles	2,207	(1,534)	3,741	1,374	(160)	1,534
Discrete tax items and adjustments			2,706			(15,098)

Non-GAAP	$36,897	$32,744	$3,112	$44,493	$30,545	$14,991

GAAP income (loss) per share – basic			$(0.08)			$0.27

GAAP income (loss) per share – diluted			$(0.08)			$0.27

Non-GAAP income per share – basic			$0.03			$0.16

Non-GAAP income per share – diluted			$0.03			$0.16

Shares used in per-share calculation – basic			95,703			94,229

Shares used in per-share calculation – diluted, GAAP			95,703			95,198

Shares used in per-share calculation – diluted, non-GAAP			96,232			95,198

	Six Months Ended July 3, 2009			Six Months Ended June 27, 2008
		Operating	Net Income		Operating	Net Income
(In thousands)	Gross Margin	Expense	(loss)	Gross Margin	Expense	(loss)

GAAP	$58,932	$73,894	$(26,763)	$85,131	$64,330	$38,818
Cost of sales related to severance costs	822		822
Cost of sales related to Scopus product discontinuance	5,965		5,965
Purchase accounting fair value adjustments related to inventory	624		624
Cost of sales related to stock based compensation expense	710		710	495		495
Research and development expense related to restructuring costs		(712)	712
Research and development expense related to stock based compensation expense		(1,799)	1,799		(1,235)	1,235
Selling, general and administrative expense related to stock based compensation expense		(2,434)	2,434		(1,521)	1,521
Selling, general and administrative expense related to excess facilities expense		(391)	391		(1,456)	1,456
Selling, general and administrative expense related to restructuring costs		(2,054)	2,054
Acquisition costs related to Scopus		(3,367)	3,367
Amortization of intangibles	3,686	(1,922)	5,608	2,795	(320)	3,115
Discrete tax items and adjustments			9,441			(15,098)

Non-GAAP	$70,739	$61,215	$7,164	$88,421	$59,798	$31,542

GAAP income (loss) per share – basic			$(0.28)			$0.41

GAAP income (loss) per share – diluted			$(0.28)			$0.41

Non-GAAP income per share – basic			$0.07			$0.34

Non-GAAP income per share – diluted			$0.07			$0.33

Shares used in per-share calculation – basic			95,563			94,143

Shares used in per-share calculation – diluted, GAAP			95,563			95,128

Shares used in per-share calculation – diluted, non-GAAP			96,035			95,128